Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD PRIME REPORTS FOURTH QUARTER AND YEAR END 2016 RESULTS

Comparable RevPAR for all Hotels Not Under Renovation Increased 3.6%

Adjusted Funds From Operations Increased 70%

Adjusted EBITDA Increased 31%

Comparable Hotel EBITDA Margin for all Hotels Not Under Renovation Increased 50 bps

Announced Strategy Refinements

Announced Amended Advisory Agreement with Ashford Inc.

Announced Settlement with Sessa Capital

Completed $365 Million Refinancing

DALLAS, February 22, 2017 -- Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today reported the following results and performance measures for the fourth quarter ended December 31, 2016.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel EBITDA are comparable assuming each of the hotel properties in the Company’s hotel portfolio as of December 31, 2016 were owned as of the beginning of each of the periods presented.  Unless otherwise stated, all reported results compare the fourth quarter ended December 31, 2016, with the fourth quarter ended December 31, 2015 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

STRATEGIC OVERVIEW

•                 Focused strategy of investing in luxury hotels and resorts

•                 Targets conservative leverage levels of 45% Net Debt to Gross Assets

•                 Highly-aligned management team and advisory structure

•                 Dividend yield of approximately 4.8%

FINANCIAL AND OPERATING HIGHLIGHTS

•                 Net loss attributable to common stockholders for the quarter was $0.6 million or $0.03 per diluted share.   For the full year of 2016, net income attributable to common stockholders was $15.5 million or $0.55 per diluted share.

•                 Comparable RevPAR for all hotels not under renovation increased 3.6% to $199.59 during the fourth quarter.  For the full year of 2016, comparable RevPAR for all hotels not under renovation increased 2.4% to $216.34.

•                 Adjusted EBITDA was $21.6 million for the quarter, which reflected 31% growth over the prior-year quarter.  Adjusted EBITDA for the full year of 2016 was $101.4 million, which reflected a 15% growth rate over 2015.

•                 Adjusted funds from operations (AFFO) was $0.34 per diluted share for the quarter as compared with

AHP Reports Fourth Quarter Results

February 22, 2017

$0.20 per diluted share from the prior-year quarter, an increase of 70%.  For the full year of 2016, AFFO per diluted share was $1.73 compared with $1.50 for the full year of 2015, an increase of 15% over the prior year.

•                 On November 14, 2016, the Company announced that it had entered into a new $100 million secured credit facility which replaces the Company’s previous credit facility that was scheduled to mature in November 2016

•                 Subsequent to quarter end, on January 24, 2017, the Company announced that it had refinanced three mortgage loans with existing outstanding balances totaling approximately $334 million with a new loan totaling $365 million

•                 Capex invested in the quarter was $6.8 million

REFINED STRATEGY TO ENHANCE SHAREHOLDER VALUE

Subsequent to quarter end, on January 24, 2017, the Company announced refinements to its strategy in an effort to enhance shareholder value following its newly-appointed CEO, Richard Stockton, having conducted and completed an in-depth strategic review.  The review included meeting with investors, inspecting the Company’s hotel properties and dialogue with corporate and property level management teams.  These refinements, which were unanimously endorsed by the Board of Directors, include the following:

•                 Focused Portfolio: Going forward, the Company’s portfolio will be predominantly focused on investing in the luxury chain scale segment.  The Company will continue to target acquisitions of hotels with a RevPAR of at least 2.0x the national average. As a result, four hotels have been designated as non-core to the portfolio, including the Courtyard Philadelphia Downtown Hotel, Courtyard San Francisco Downtown Hotel, Renaissance Tampa Hotel and Marriott Legacy Center Hotel in Plano, Texas. The Company intends to either reposition or opportunistically sell these hotels in the future if conditions warrant. The Company will also simultaneously pursue new acquisitions in order to grow the portfolio consistent with its stated strategy.

•                 Increased Dividend: The Company’s 2017 dividend policy will be amended commencing with the first quarter by increasing the expected quarterly cash dividend for the Company’s common stock by 33%, from $0.12 per diluted share to $0.16 per diluted share. This equates to an annual rate of $0.64 per diluted share, representing a 4.8% yield based on the closing stock price on February 21, 2017.

•                 Reaffirming Conservative Leverage: The Company will continue to target conservative leverage, with a target leverage level of 45% Net Debt to Gross Assets.

•                 Strong Liquidity: The Company will continue to focus on having access to liquidity for both opportunistic investments and as a hedge against economic uncertainty. The Company will target holding 10-15% of its gross debt balance in cash.

AMENDED ADVISORY AGREEMENT WITH ASHFORD INC.

Subsequent to quarter end, on January 24, 2017, the Company announced it had entered into an amended and restated advisory agreement with Ashford Inc. (NYSE MKT: AINC) to significantly lower the termination fee and address other investor feedback.  Highlights of the amended agreement include the following:

•                 Removal of the tax gross-up provision and the 1.1 times multiple from the calculation of the termination fee.

•                 The revenues and allocated expenses of Ashford Inc. used to calculate the termination fee will be publicly disclosed on a quarterly basis. A full calculation of the termination fee under both the existing third amended and restated advisory agreement and the proposed fourth amended and restated advisory agreement was included in the proxy statement that was filed by the Company with the SEC on

AHP Reports Fourth Quarter Results

February 22, 2017

February 21, 2017 in connection with obtaining stockholder approval of the amended agreement.

•                 The termination provisions of the advisory agreement have been amended and, specifically, a change in a majority of the Company’s incumbent directors no longer triggers a termination fee.

•                 The advisor’s right under the existing advisory agreement to appoint a “Designated Chief Executive Officer” has been eliminated. The role of the recently appointed CEO of Ashford Prime, Richard Stockton, is not impacted by the removal of this provision, and he will continue to serve as CEO in the same capacity as he has since his appointment on November 14, 2016.

•                 In addition to the termination fee, a payment of $45 million would be owed to Ashford Inc. in the event the amended agreement is terminated prior to any incremental growth in the hotel portfolio.  This amount will reduce ratably to zero over time based on incremental asset growth.

•                 At the effective date of the amended agreement, the Company will pay Ashford Inc. $5.0 million in cash.

The Company’s board of directors, acting upon the unanimous recommendation of a special committee of independent directors, unanimously approved the amended agreement, and resolved to recommend that the Company’s stockholders approve the amended agreement. The special committee exclusively negotiated the amended agreement on behalf of the Company with the assistance of independent legal and financial advisors. The amended agreement will not become effective unless it is approved by the Company’s stockholders.

A summary of the terms of the amended agreement and the complete amended agreement can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2017.

ANNOUNCED SETTLEMENT WITH SESSA CAPITAL

Subsequent to quarter end, on February 16, 2017, the Company announced it had entered into a settlement agreement with Sessa Capital.  As part of the agreement, the Company will add three new independent directors to its Board, Sessa will not run a slate of director candidates for the Company’s Board through 2018, and all litigation between the Company and Sessa will be dismissed.

CORPORATE GOVERNANCE ENHANCEMENTS

In August, after initiating significant outreach and feedback from shareholders, the Company announced that its Board of Directors took a series of actions which are intended to enhance the Company’s corporate governance. The enhanced governance measures include:

•                 Adoption of a majority voting standard for uncontested director elections and a plurality voting standard in contested director elections to be voted on at the next shareholder meeting;

•                 Separate the roles of Chairman and CEO;

•                 Prohibit share recycling with respect to share forfeitures, stock options and stock appreciation rights under the Company’s stock plan by executives and directors;

•                 Implementation of a mandatory equity award retention period for executives and directors;

•                 Adoption of a proxy access resolution which would enable a shareholder, or a group of not more than 20 shareholders, who have continuously owned 3% or more of the Company’s common stock for a minimum of 3 years to include nominees in its proxy materials for the greater of two or 20% of the Board; and

•                 Addition of up to two independent directors to the Board.

CAPITAL STRUCTURE

At December 31, 2016, the Company had total assets of $1.3 billion.  As of December 31, 2016, the Company had $767 million of mortgage debt of which $48 million related to its joint venture partner’s share of debt on the Capital Hilton and Hilton La Jolla Torrey Pines.  The Company’s total combined debt had a blended average

AHP Reports Fourth Quarter Results

February 22, 2017

interest rate of 4.8%.

On November 14, 2016, the Company announced that it had entered into a new $100 million secured credit facility which replaces the Company’s previous credit facility that was scheduled to mature in November 2016.  The new credit facility provides for a three-year revolving line of credit and bears interest at a range of 2.25% - 3.50% over LIBOR, depending on the leverage level of the Company.  There are two, one-year extension options, subject to the satisfaction of certain conditions.  The new credit facility includes the opportunity to expand the borrowing capacity by up to $150 million to an aggregate size of $250 million.  Since the Company had a zero balance on the previous credit line, no cash was utilized to pay it down upon termination.

Subsequent to quarter end, on January 24, 2017, the Company announced that it had refinanced three mortgage loans with existing outstanding balances totaling approximately $334 million. The previous mortgage loans that were refinanced had final maturity dates in April 2017. The new loan totals $365 million and has a two-year initial term with five one-year extension options, subject to the satisfaction of certain conditions. The loan is interest only and provides for a floating interest rate of LIBOR + 2.58%. The loan is secured by five hotels: Plano Marriott Legacy Town Center, Seattle Marriott Waterfront, Tampa Renaissance, San Francisco Courtyard Downtown and Philadelphia Courtyard Downtown. The new loan contains flexible release provisions should the Company decide to sell any of the hotels. The Company expects to realize approximately $12 million in annual savings in interest and principal payments based on the current forward LIBOR curve.

PORTFOLIO REVPAR

As of December 31, 2016, the portfolio consisted of direct hotel investments with eleven properties.  During the fourth quarter of 2016, ten of the Company’s hotels were not under renovation.  The Company believes reporting its operating metrics for its hotels on a comparable total basis (all 11 hotels) and comparable not under renovation basis (10 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•                 Comparable RevPAR increased 2.4% to $191.04 for all hotels on a 0.3% decrease in ADR and a 2.7% increase in occupancy

•                 Comparable RevPAR increased 3.6% to $199.59 for hotels not under renovation on a 0.3% increase in ADR and a 3.3% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio, to help investors better understand this seasonality, the Company provides quarterly detail on its Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Company’s portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin.  The details of the quarterly calculations for the previous four quarters for the eleven hotels are provided in the table attached to this release.

COMMON STOCK DIVIDEND

On December 12, 2016, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the fourth quarter ending December 31, 2016.  The dividend, which equates to an annual rate of $0.48 per share, was payable on January 17, 2017, to shareholders of record as of December 31, 2016.

On January 24, 2017, the Company announced that its Board of Directors had amended its cash dividend policy

AHP Reports Fourth Quarter Results

February 22, 2017

by increasing its expected 2017 quarterly cash dividend for its common stock by 33% to $0.16 per diluted share, which equates to an annual rate of $0.64 per share.  This dividend policy will commence in the first quarter of 2017.  The Board will continue to review its dividend policy on a quarter-to-quarter basis.  The adoption of a dividend policy does not commit the Board of Directors to declare future dividends or the amount thereof.

“We are pleased with our strong fourth quarter performance, highlighted by solid RevPAR, EBITDA and AFFO growth,” said Richard J. Stockton, Ashford Prime’s Chief Executive Officer. “We enter 2017 well-positioned to execute on our refined strategy to align our portfolio with the luxury chain scale segment. We believe our core portfolio will be positioned to realize above average RevPAR growth over the long-term and will differentiate us relative to our REIT peers.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Prime, Inc. will conduct a conference call on Thursday, February 23, 2017, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (719) 325-4826. A replay of the conference call will be available through Thursday, March 2, 2017, by dialing (719) 457-0820 and entering the confirmation number, 7710975.

The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2016 earnings release conference call.  The live broadcast of Ashford Hospitality Prime’s quarterly conference call will be available online at the Company’s web site, www.ahpreit.com on Thursday, February 23, 2017, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel EBITDA.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel EBITDA represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel EBITDA to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release include, among others, statements about the implied share price for the Company’s common stock.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to

AHP Reports Fourth Quarter Results

February 22, 2017

numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; our ability to successfully complete and integrate acquisitions, and manage our planned growth, and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Investments in hotel properties, gross	$1,258,412	$1,315,621.00
Accumulated depreciation	(243,880)	(224,142)
Investments in hotel properties, net	1,014,532	1,091,479
Cash and cash equivalents	126,790	105,039
Restricted cash	37,855	33,135
Accounts receivable, net of allowance of $96 and $68, respectively	18,194	13,370
Inventories	1,479	1,451
Note receivable	8,098	8,098
Deferred costs, net	1,020	755
Prepaid expenses	3,669	3,132
Investment in securities investment fund	-	48,365
Investment in Ashford Inc., at fair value	8,407	10,377
Derivative assets	1,149	753
Other assets	2,249	2,543
Intangible asset, net	22,846	23,160
Due from Ashford Trust OP, net	488	-
Due from AQUA U.S. Fund	2,289	-
Due from related party, net	377	371
Due from third-party hotel managers	7,555	10,722

Total assets	$1,256,997	$1,352,750

LIABILITIES AND EQUITY
Liabilities:
Indebtedness, net	$764,616	$835,592
Accounts payable and accrued expenses	44,791	43,568
Dividends payable	5,038	3,439
Unfavorable management contract liabilities	-	158
Due to Ashford Trust OP, net	-	528
Due to Ashford Inc.	5,085	6,369
Due to affiliate	2,500	-
Due to third-party hotel managers	973	1,158
Intangible liability, net	3,625	3,682
Other liabilities	1,432	1,181

Total liabilities	828,060	895,675

5.50% Series B cumulative convertible preferred stock, $0.01 par value, 2,890,850 and 2,600,000 shares issued and outstanding at December 31, 2016 and 2015, respectively	65,960	62,248
Redeemable noncontrolling interests in operating partnership	59,544	61,781

Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 26,021,552 and 28,471,775 shares issued and outstanding at December 31, 2016 and 2015, respectively	260	285
Additional paid-in capital	401,790	438,347
Accumulated deficit	(93,254)	(99,773)
Total stockholders’ equity of the Company	308,796	338,859
Noncontrolling interest in consolidated entities	(5,363)	(5,813)

Total equity	303,433	333,046

Total liabilities and equity	$1,256,997	$1,352,750

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
REVENUE
Rooms	$65,066	$62,575	$287,844	$255,443
Food and beverage	23,596	21,526	95,618	79,894
Other	5,290	4,023	22,267	14,061

Total hotel revenue	93,952	88,124	405,729	349,398
Other	25	36	128	147

Total revenue	93,977	88,160	405,857	349,545

EXPENSES
Hotel operating expenses
Rooms	15,700	14,446	65,541	56,341
Food and beverage	16,815	14,609	68,471	53,535
Other expenses	26,191	24,337	113,114	93,742
Management fees	3,498	3,485	15,456	14,049

Total hotel operating expenses	62,204	56,877	262,582	217,667

Property taxes, insurance and other	5,862	4,736	20,539	18,517
Depreciation and amortization	11,555	11,440	45,897	43,824
Advisory services fee:
Base advisory fee	2,009	2,135	8,343	8,648
Incentive fee	(772)	3,822	-	3,822
Reimbursable expenses	771	411	2,798	1,827
Non-cash stock/unit-based compensation	594	1,745	3,814	3,592
Transaction costs	(44)	283	457	538
Corporate, general and administrative:
Non-cash stock/unit-based compensation	-	-	271	254
Other general and administrative	(2,128)	1,324	14,015	4,880

Total operating expenses	80,051	82,773	358,716	303,569

OPERATING INCOME	13,926	5,387	47,141	45,976

Equity in earnings (loss) of unconsolidated entity	-	1,292	(2,587)	(2,927)
Interest income	35	13	167	34
Gain on sale of hotel property	-	-	26,359	-
Other income (expense)	(77)	-	(165)	1,233
Interest expense	(9,052)	(9,029)	(37,712)	(35,254)
Amortization of loan costs	(763)	(740)	(3,169)	(2,575)
Write-off of loan costs and exit fees	-	-	(2,595)	(54)
Unrealized loss on investments	(879)	(1,988)	(1,970)	(7,609)
Unrealized gain (loss) on derivatives	(1,793)	(1,151)	425	(3,252)

INCOME (LOSS) BEFORE INCOME TAXES	1,397	(6,216)	25,894	(4,428)
Income tax (expense) benefit	(552)	108	(1,574)	(263)

NET INCOME (LOSS)	845	(6,108)	24,320	(4,691)
Income from consolidated entities attributable to noncontrolling interest	(536)	(1,346)	(3,105)	(2,414)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	95	1,064	(1,899)	393

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	404	(6,390)	19,316	(6,712)
Preferred dividends	(994)	(893)	(3,860)	(1,986)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(590)	$(7,283)	$15,456	$(8,698)

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:

Net income (loss) attributable to common stockholders	$(0.03)	$(0.26)	$0.57	$(0.34)
Weighted average common shares outstanding – basic	25,532	28,331	26,648	25,888

Diluted:

Net income (loss) attributable to common stockholders	$(0.03)	$(0.26)	$0.55	$(0.34)
Weighted average common shares outstanding – diluted	25,532	28,331	31,195	25,888

Dividends declared per common share:	$0.12	$0.10	$0.46	$0.35

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss)	$845	$(6,108)	$24,320	$(4,691)
Income from consolidated entities attributable to noncontrolling interest	(536)	(1,346)	(3,105)	(2,414)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	95	1,064	(1,899)	393
Net income (loss) attributable to the Company	404	(6,390)	19,316	(6,712)

Interest income	(35)	(13)	(167)	(34)
Interest expense and amortization of loan costs	9,393	9,385	39,232	36,309
Depreciation and amortization	10,838	10,729	43,054	40,950
Income tax expense (benefit)	552	(108)	1,574	263
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(95)	(1,064)	1,899	(393)

EBITDA available to the Company and OP unitholders	21,057	12,539	104,908	70,383

Amortization of favorable (unfavorable) contract assets (liabilities)	37	(39)	106	(158)
Write-off of loan costs and exit fees	-	-	2,595	54
Transaction costs	(44)	378	457	633
Gain on insurance settlements	-	(21)	-	(21)
Gain on sale of hotel property	-	-	(26,359)	-
Unrealized loss on investments	879	1,988	1,970	7,609
Unrealized (gain) loss on derivatives	1,791	1,151	(427)	3,248
Other (income) expense	77	-	165	(1,233)
Non-cash, non-employee stock/unit-based compensation	615	1,745	4,156	3,846
Legal, advisory and settlement costs	(2,862)	61	11,194	973
Company’s portion of unrealized (gain) loss of investment in securities investment fund	-	(1,292)	2,587	2,927

Adjusted EBITDA available to the Company and OP unitholders	$21,550	$16,510	$101,352	$88,261

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss)	$845	$(6,108)	$24,320	$(4,691)
Income from consolidated entities attributable to noncontrolling interest	(536)	(1,346)	(3,105)	(2,414)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	95	1,064	(1,899)	393
Preferred dividends	(994)	(893)	(3,860)	(1,986)
Net income (loss) attributable to common stockholders	(590)	(7,283)	15,456	(8,698)

Depreciation and amortization on real estate	10,838	10,729	43,054	40,950
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(95)	(1,064)	1,899	(393)
Gain on sale of hotel property	-	-	(26,359)	-

FFO available to common stockholders and OP unitholders	10,153	2,382	34,050	31,859

Preferred dividends	994	893	3,860	1,986
Unrealized loss on investments	879	1,988	1,970	7,609
Unrealized (gain) loss on derivatives	1,791	1,151	(427)	3,248
Other (income) expense	77	-	165	(1,233)
Transaction costs	(44)	378	457	633
Non-cash, non-employee stock/unit-based compensation	615	1,745	4,156	3,846
Gain on insurance settlements	-	(21)	-	(21)
Legal, advisory and settlement costs	(2,862)	61	11,194	973
Write-off of loan costs and exit fees	-	-	2,595	54
Company’s portion of unrealized (gain) loss of investment in securities investment fund	-	(1,292)	2,587	2,927

Adjusted FFO available to the Company and OP unitholders	$11,603	$7,285	$60,607	$51,881

Adjusted FFO per diluted share available to the Company and OP unitholders	$0.34	$0.20	$1.73	$1.50

Weighted average diluted shares	33,891	36,091	34,999	34,542

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

SUMMARY OF INDEBTEDNESS

DECEMBER 31, 2016

(dollars in thousands)

(unaudited)

								Comparable	Comparable
			Fixed-Rate		Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt		Debt		Debt	EBITDA (7)	Debt Yield

GACC Sofitel - 1 hotel	March 2017	LIBOR + 2.30%	$-		$80,000	(1)	$80,000	$8,400	10.5%
Credit Agricole Pier House - 1 hotel	March 2017	LIBOR + 2.25%	-		70,000	(2)	70,000	10,229	14.6%
Wachovia Philly CY - 1 hotel	April 2017	5.91%	32,879	(3)	-		32,879	12,557	38.2%
Wachovia 3 - 1 hotel	April 2017	5.95%	55,915	(3)	-		55,915	12,790	22.9%
Wachovia 7 - 3 hotels	April 2017	5.95%	245,307	(3)	-		245,307	32,913	13.4%
Column Financial Bardessono - 1 hotel	December 2017	LIBOR + 4.95%	-		40,000	(2)	40,000	5,029	12.6%
Apollo Ritz-Carlton St. Thomas - 1 hotel	December 2017	LIBOR + 4.95%	-		42,000	(2)	42,000	8,813	21.0%
TIF Philly CY - 1 hotel	June 2018	12.85%	8,098		-		8,098	N/A	N/A
Aareal - 2 hotels	November 2019	LIBOR + 2.65%	-		192,765	(4)	192,765	30,344	15.7%
Secured revolving credit facility - Various	November 2019	Base Rate(6) + 1.25% to 2.50% or LIBOR + 2.25% to 3.50%	-		-	(5)	-	N/A	N/A

Total			$342,199		$424,765		$766,964	$121,075	15.8%

Percentage			44.6%		55.4%		100.0%

Weighted average interest rate			6.11%		3.73%		4.80%

All indebtedness is non-recourse with the exception of the senior credit facility.

(1) This mortgage loan has three one-year extension options subject to satisfaction of certain conditions, of which the first was exercised in March 2016.

(2) This mortgage loan has three one-year extension options subject to satisfaction of certain conditions.

(3) Subsequent to quarter end, these loans were refinanced with a new $365 million mortgage loan with an interest rate of LIBOR + 2.58% and a two-year initial term with five one-year extension options, subject to satisfaction of certain conditions.

(4) This mortgage loan has two one-year extension options subject to satisfaction of certain conditions.

(5) This credit facility has two one-year extension options subject to advance notice, certain conditions and a 0.25% extension fee beginning November 2019.

(6) Base Rate, as defined in the secured revolving credit facility agreement, is the greater of (i) the prime rate set by Bank of America, or (ii) federal funds rate + 0.5%, or (iii) LIBOR + 1.0%.

(7) See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

DECEMBER 31, 2016

(in thousands)

(unaudited)

	2017	2018	2019	2020	2021	Thereafter	Total

Senior credit facility - Various	$-	$-	$-	$-	$-	$-	$-
Wachovia Philly CY - 1 hotel	32,532	-	-	-	-	-	32,532
Wachovia 3 - 1 hotel	55,682	-	-	-	-	-	55,682
Wachovia 7 - 3 hotels	242,202	-	-	-	-	-	242,202
TIF Philly CY - 1 hotel	-	8,098	-	-	-	-	8,098
GACC Sofitel - 1 hotel	-	-	80,000	-	-	-	80,000
Credit Agricole Pier House - 1 hotel	-	-	-	70,000	-	-	70,000
Column Financial Bardessono - 1 hotel	-	-	-	40,000	-	-	40,000
Apollo Ritz-Carlton St. Thomas - 1 hotel	-	-	-	42,000	-	-	42,000
Aareal - 2 hotels	-	-	-	-	177,486	-	177,486

Principal due in future periods	$330,416	$8,098	$80,000	$152,000	$177,486	$-	$748,000

Scheduled amortization payments remaining	6,677	2,939	3,120	3,312	2,916	-	18,964

Total indebtedness	$337,093	$11,037	$83,120	$155,312	$180,402	$-	$766,964

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS

(unaudited)

ALL HOTELS:	Three Months Ended
	December 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non-comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance

Rooms revenue (in thousands)	$65,066	$-	$65,066	$62,575	$958	$63,533	3.98%	2.41%
RevPAR	$191.04	$-	$191.04	$178.74	$(100.82)	$186.54	6.88%	2.41%
Occupancy	80.70%	0.00%	80.70%	78.59%	78.65%	78.58%	2.68%	2.70%
ADR	$236.73	$-	$236.73	$227.45	$(128.18)	$237.38	4.08%	(0.27%)

ALL HOTELS:	Year Ended
	December 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance

Rooms revenue (in thousands)	$287,844	$(6,969)	$280,875	$255,443	$18,001	$273,444	12.68%	2.72%
RevPAR	$205.54	$(153.16)	$207.30	$186.76	$(1,065.69)	$202.43	10.05%	2.41%
Occupancy	82.94%	(83.73%)	82.91%	82.32%	78.18%	82.37%	0.74%	0.65%
ADR	$247.83	$(182.92)	$250.03	$226.87	$(1,363.14)	$245.74	9.24%	1.75%

NOTES:

(1)     The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)     All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. The financial statements for the Bardessono Hotel and Spa as of and for the six months ended June 30, 2015, were reviewed by independent auditors and were included in our Current Report on Form 8-K/A filed on February 3, 2016. The financial statements for the Ritz-Carlton St. Thomas as of and for the nine months ended September 30, 2015, were reviewed  by our auditors and were included in our Current Report on Form 8-K/A filed on February 26, 2016.

ALL HOTELS	Three Months Ended
NOT UNDER RENOVATION:	December 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance

Rooms revenue (in thousands)	$58,816	$-	$58,816	$55,844	$958	$56,802	5.32%	3.55%
RevPAR	$199.59	$-	$199.59	$183.59	$(100.82)	$192.76	8.72%	3.55%
Occupancy	80.83%	0.00%	80.83%	78.28%	78.65%	78.26%	3.27%	3.28%
ADR	$246.92	$-	$246.92	$234.54	$(128.18)	$246.29	5.28%	0.26%

ALL HOTELS	Year Ended
NOT UNDER RENOVATION:	December 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance

Rooms revenue (in thousands)	$260,584	$(6,969)	$253,615	$228,982	$18,001	$246,983	13.80%	2.69%
RevPAR	$213.98	$(153.16)	$216.34	$193.14	$(1,065.69)	$211.33	10.79%	2.37%
Occupancy	83.10%	(83.73%)	83.08%	82.28%	78.18%	82.34%	1.01%	0.90%
ADR	$257.48	$(182.92)	$260.40	$234.74	$(1,363.14)	$256.67	9.69%	1.45%

NOTES:

(1)     The above comparable information assumes the ten hotel properties owned and included in the Company’s operations at December 31, 2016, and not under renovation during the three months ended December 31, 2016, were owned as of the beginning of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)     All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. The financial statements for the Bardessono Hotel and Spa as of and for the six months ended June 30, 2015, were reviewed by independent auditors and were included in our Current Report on Form 8-K/A filed on February 3, 2016. The financial statements for the Ritz-Carlton St. Thomas as of and for the nine months ended September 30, 2015, were reviewed  by our auditors and were included in our Current Report on Form 8-K/A filed on February 26, 2016.

(3)     Excluded Hotels Under Renovation:

Courtyard Philadelphia

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

HOTEL EBITDA

(dollars in thousands)

(unaudited)

ALL HOTELS:	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Variance	2016	2015	% Variance

Total hotel revenue	$93,952	$88,124	6.61%	$405,729	$349,398	16.12%
Non-comparable adjustments	-	4,324		(7,995)	40,926
Comparable total hotel revenue	$93,952	$92,448	1.63%	$397,734	$390,324	1.90%

Hotel EBITDA	$26,326	$27,043	(2.65%)	$124,239	$114,469	8.54%
Non-comparable adjustments	-	(1,290)		(3,164)	2,318
Comparable Hotel EBITDA	$26,326	$25,753	2.22%	$121,075	$116,787	3.67%
Hotel EBITDA Margin	28.02%	30.69%	(2.67%)	30.62%	32.76%	(2.14%)
Comparable Hotel EBITDA Margin	28.02%	27.86%	0.16%	30.44%	29.92%	0.52%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$1,722	$1,339	28.60%	$7,586	$6,954	9.09%
Hotel EBITDA attributable to the Company and OP unitholders	$24,604	$25,704	(4.28%)	$116,653	$107,515	8.50%
Comparable Hotel EBITDA attributable to the Company and OP unitholders	$24,604	$24,414	0.78%	$113,489	$109,833	3.33%

NOTES:

(1)          The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)          All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. The financial statements for the Bardessono Hotel and Spa as of and for the six months ended June 30, 2015, were reviewed by independent auditors and were included in our Current Report on Form 8-K/A filed on February 3, 2016. The financial statements for the Ritz-Carlton St. Thomas as of and for the nine months ended September 30, 2015, were reviewed  by our auditors and were included in our Current Report on Form 8-K/A filed on February 26, 2016. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

(3)          See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ALL HOTELS

NOT UNDER RENOVATION:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Variance	2016	2015	% Variance

Total hotel revenue	$86,372	$79,814	8.22%	$373,086	$317,354	17.56%
Non-comparable adjustments	-	4,324		(7,995)	40,926
Comparable total hotel revenue	$86,372	$84,138	2.66%	$365,091	$358,280	1.90%

Hotel EBITDA	$23,532	$23,789	(1.08%)	$111,682	$101,944	9.55%
Non-comparable adjustments	-	(1,290)		(3,164)	2,318
Comparable Hotel EBITDA	$23,532	$22,499	4.59%	$108,519	$104,262	4.08%
Hotel EBITDA Margin	27.24%	29.81%	(2.56%)	29.93%	32.12%	(2.19%)
Comparable Hotel EBITDA Margin	27.24%	26.74%	0.50%	29.72%	29.10%	0.62%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$1,722	$1,339	28.60%	$7,586	$6,954	9.09%
Hotel EBITDA attributable to the Company and OP unitholders	$21,810	$22,450	(2.85%)	$104,096	$94,990	9.59%
Comparable Hotel EBITDA attributable to the Company and OP unitholders	$21,810	$21,160	3.07%	$100,933	$97,308	3.73%

NOTES:

(1)          The above comparable information assumes the ten hotel properties owned and included in the Company’s operations at December 31, 2016, and not under renovation during the three months ended December 31, 2016, were owned as of the beginning of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)          All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. The financial statements for the Bardessono Hotel and Spa as of and for the six months ended June 30, 2015, were reviewed by independent auditors and were included in our Current Report on Form 8-K/A filed on February 3, 2016. The financial statements for the Ritz-Carlton St. Thomas as of and for the nine months ended September 30, 2015, were reviewed  by our auditors and were included in our Current Report on Form 8-K/A filed on February 26, 2016. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

(3)          See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

(4)          Excluded Hotels Under Renovation:

Courtyard Philadelphia

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY

(in thousands, except operating information)

(unaudited)

THE FOLLOWING TABLE PRESENTS SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY:

	Three Months Ended December 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance

CAPITAL HILTON WASHINGTON DC
Selected Financial Information:
Rooms Revenue	$10,055	$-	$10,055	$8,738	$-	$8,738	15.07%	15.07%
Total Hotel Revenue	$14,389	$-	$14,389	$12,440	$-	$12,440	15.67%	15.67%
Hotel EBITDA	$4,096	$-	$4,096	$3,033	$-	$3,033	35.05%	35.05%
Hotel EBITDA Margin	28.47%	-	28.47%	24.38%	-	24.38%	4.09%	4.09%
Selected Operating Information:
RevPAR	$198.71	$-	$198.71	$172.70	$-	$172.70	15.06%	15.06%
Occupancy	87.00%	0.00%	87.00%	79.48%	0.00%	79.48%	9.47%	9.47%
ADR	$228.39	$-	$228.39	$217.29	$-	$217.29	5.11%	5.11%

LA JOLLA HILTON TORREY PINES
Selected Financial Information:
Rooms Revenue	$5,184	$-	$5,184	$5,072	$-	$5,072	2.21%	2.21%
Total Hotel Revenue	$10,062	$-	$10,062	$9,266	$-	$9,266	8.59%	8.59%
Hotel EBITDA	$2,790	$-	$2,790	$2,321	$-	$2,321	20.21%	20.21%
Hotel EBITDA Margin	27.73%	-	27.73%	25.05%	-	25.05%	2.68%	2.68%
Selected Operating Information:
RevPAR	$143.01	$-	$143.01	$139.93	$-	$139.93	2.21%	2.21%
Occupancy	82.73%	0.00%	82.73%	83.68%	0.00%	83.68%	(1.13%)	(1.13%)
ADR	$172.86	$-	$172.86	$167.22	$-	$167.22	3.38%	3.38%

CHICAGO SOFITEL MAGNIFICENT MILE
Selected Financial Information:
Rooms Revenue	$7,032	$-	$7,032	$6,605	$-	$6,605	6.46%	6.46%
Total Hotel Revenue	$9,577	$-	$9,577	$9,350	$-	$9,350	2.43%	2.43%
Hotel EBITDA	$2,187	$-	$2,187	$2,093	$-	$2,093	4.49%	4.49%
Hotel EBITDA Margin	22.84%	-	22.84%	22.39%	-	22.39%	0.45%	0.45%
Selected Operating Information:
RevPAR	$184.17	$-	$184.17	$173.00	$-	$173.00	6.46%	6.46%
Occupancy	84.04%	0.00%	84.04%	77.84%	0.00%	77.84%	7.95%	7.95%
ADR	$219.15	$-	$219.15	$222.24	$-	$222.24	(1.39%)	(1.39%)

BARDESSONO HOTEL AND SPA
Selected Financial Information:
Rooms Revenue	$3,629	$-	$3,629	$3,290	$-	$3,290	10.30%	10.30%
Total Hotel Revenue	$4,868	$-	$4,868	$4,740	$-	$4,740	2.70%	2.70%
Hotel EBITDA	$1,431	$-	$1,431	$1,250	$-	$1,250	14.48%	14.48%
Hotel EBITDA Margin	29.40%	-	29.40%	26.37%	-	26.37%	3.02%	3.02%
Selected Operating Information:
RevPAR	$636.22	$-	$636.22	$576.80	$-	$576.80	10.30%	10.30%
Occupancy	83.59%	0.00%	83.59%	77.98%	0.00%	77.98%	7.19%	7.19%
ADR	$761.11	$-	$761.11	$739.68	$-	$739.68	2.90%	2.90%

KEY WEST PIER HOUSE RESORT
Selected Financial Information:
Rooms Revenue	$4,527	$-	$4,527	$4,581	$-	$4,581	(1.18%)	(1.18%)
Total Hotel Revenue	$5,679	$-	$5,679	$5,691	$-	$5,691	(0.21%)	(0.21%)
Hotel EBITDA	$2,469	$-	$2,469	$2,385	$-	$2,385	3.52%	3.52%
Hotel EBITDA Margin	43.48%	-	43.48%	41.91%	-	41.91%	1.57%	1.57%
Selected Operating Information:
RevPAR	$346.56	$-	$346.56	$350.64	$-	$350.64	(1.16%)	(1.16%)
Occupancy	83.40%	0.00%	83.40%	89.11%	0.00%	89.11%	(6.41%)	(6.41%)
ADR	$415.56	$-	$415.56	$393.50	$-	$393.50	5.61%	5.61%

PHILADELPHIA COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$6,250	$-	$6,250	$6,731	$-	$6,731	(7.15%)	(7.15%)
Total Hotel Revenue	$7,580	$-	$7,580	$8,310	$-	$8,310	(8.78%)	(8.78%)
Hotel EBITDA	$2,794	$-	$2,794	$3,254	$-	$3,254	(14.14%)	(14.14%)
Hotel EBITDA Margin	36.86%	-	36.86%	39.16%	-	39.16%	(2.30%)	(2.30%)
Selected Operating Information:
RevPAR	$136.15	$-	$136.15	$146.62	$-	$146.62	(7.14%)	(7.14%)
Occupancy	79.86%	0.00%	79.86%	80.63%	0.00%	80.63%	(0.96%)	(0.96%)
ADR	$170.49	$-	$170.49	$181.85	$-	$181.85	(6.25%)	(6.25%)

PLANO MARRIOTT LEGACY TOWN CENTER
Selected Financial Information:
Rooms Revenue	$4,642	$-	$4,642	$4,811	$-	$4,811	(3.51%)	(3.51%)
Total Hotel Revenue	$7,848	$-	$7,848	$7,858	$-	$7,858	(0.13%)	(0.13%)
Hotel EBITDA	$2,698	$-	$2,698	$2,568	$-	$2,568	5.06%	5.06%
Hotel EBITDA Margin	34.38%	-	34.38%	32.68%	-	32.68%	1.70%	1.70%
Selected Operating Information:
RevPAR	$124.89	$-	$124.89	$129.44	$-	$129.44	(3.52%)	(3.52%)
Occupancy	67.98%	0.00%	67.98%	66.92%	0.00%	66.92%	1.59%	1.59%
ADR	$183.71	$-	$183.71	$193.43	$-	$193.43	(5.03%)	(5.03%)

	Three Months Ended December 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance

SAN FRANCISCO COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$8,147	$-	$8,147	$8,252	$-	$8,252	(1.27%)	(1.27%)
Total Hotel Revenue	$9,295	$-	$9,295	$9,653	$-	$9,653	(3.71%)	(3.71%)
Hotel EBITDA	$1,987	$-	$1,987	$3,014	$-	$3,014	(34.07%)	(34.07%)
Hotel EBITDA Margin	21.38%	-	21.38%	31.22%	-	31.22%	(9.85%)	(9.85%)
Selected Operating Information:
RevPAR	$218.63	$-	$218.63	$221.48	$-	$221.48	(1.29%)	(1.29%)
Occupancy	88.07%	0.00%	88.07%	86.25%	0.00%	86.25%	2.11%	2.11%
ADR	$248.26	$-	$248.26	$256.79	$-	$256.79	(3.32%)	(3.32%)

SEATTLE COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$-	$-	$-	$2,807	$(2,807)	$-	(100.00%)	0.00%
Total Hotel Revenue	$-	$-	$-	$3,382	$(3,382)	$-	(100.00%)	0.00%
Hotel EBITDA	$-	$-	$	$1,289	$(1,289)	$-	(100.00%)	0.00%
Hotel EBITDA Margin	0.00%	0.00%	0.00%	38.11%	(38.11%)	0.00%	(38.11%)	0.00%
Selected Operating Information:
RevPAR	$-	$-	$-	$122.07	$(122.07)	$-	(100.00%)	0.00%
Occupancy	0.00%	0.00%	0.00%	74.76%	(74.76%)	0.00%	(100.00%)	0.00%
ADR	$-	$-	$-	$163.27	$(163.27)	$-	(100.00%)	0.00%

SEATTLE MARRIOTT WATERFRONT
Selected Financial Information:
Rooms Revenue	$5,693	$-	$5,693	$5,550	$-	$5,550	2.58%	2.58%
Total Hotel Revenue	$8,212	$-	$8,212	$8,033	$-	$8,033	2.23%	2.23%
Hotel EBITDA	$3,048	$-	$3,048	$2,925	$-	$2,925	4.21%	4.21%
Hotel EBITDA Margin	37.12%	-	37.12%	36.41%	-	36.41%	0.70%	0.70%
Selected Operating Information:
RevPAR	$172.85	$-	$172.85	$168.50	$-	$168.50	2.58%	2.58%
Occupancy	78.97%	0.00%	78.97%	76.52%	0.00%	76.52%	3.20%	3.20%
ADR	$218.89	$-	$218.89	$220.21	$-	$220.21	(0.60%)	(0.60%)

ST. THOMAS RITZ-CARLTON
Selected Financial Information:
Rooms Revenue	$6,141	$-	$6,141	$2,642	$3,765	$6,407	132.44%	(4.15%)
Total Hotel Revenue	$10,797	$-	$10,797	$3,884	$7,706	$11,590	177.99%	(6.84%)
Hotel EBITDA	$1,189	$-	$1,189	$1,489	$(1)	$1,488	(20.15%)	(20.09%)
Hotel EBITDA Margin	11.01%	-	11.01%	38.34%	(0.01%)	12.84%	(27.33%)	(1.83%)
Selected Operating Information:
RevPAR	$370.82	$-	$370.82	$863.30	$278.91	$386.89	(57.05%)	(4.15%)
Occupancy	69.38%	0.00%	69.38%	73.17%	72.02%	72.23%	(5.18%)	(3.95%)
ADR	$534.49	$-	$534.49	$1,179.85	$387.25	$535.61	(54.70%)	(0.21%)

TAMPA RENAISSANCE
Selected Financial Information:
Rooms Revenue	$3,766	$-	$3,766	$3,496	$-	$3,496	7.72%	7.72%
Total Hotel Revenue	$5,645	$-	$5,645	$5,517	$-	$5,517	2.32%	2.32%
Hotel EBITDA	$1,637	$-	$1,637	$1,422	$-	$1,422	15.12%	15.12%
Hotel EBITDA Margin	29.00%	-	29.00%	25.77%	-	25.77%	3.22%	3.22%
Selected Operating Information:
RevPAR	$139.77	$-	$139.77	$129.65	$-	$129.65	7.80%	7.80%
Occupancy	77.38%	0.00%	77.38%	74.55%	0.00%	74.55%	3.79%	3.79%
ADR	$180.63	$-	$180.63	$173.90	$-	$173.90	3.87%	3.87%

PRIME PROPERTIES TOTAL
Selected Financial Information:
Rooms Revenue	$65,066	$-	$65,066	$62,575	$958	$63,533	3.98%	2.41%
Total Hotel Revenue	$93,952	$-	$93,952	$88,124	$4,324	$92,448	6.61%	1.63%
Hotel EBITDA	$26,326	$-	$26,326	$27,043	$(1,290)	$25,753	(2.65%)	2.22%
Hotel EBITDA Margin	28.02%	-	28.02%	30.69%	(29.83%)	27.86%	(2.67%)	0.16%
Selected Operating Information:
RevPAR	$191.04	$-	$191.04	$178.74	$(100.82)	$186.54	6.88%	2.41%
Occupancy	80.70%	0.00%	80.70%	78.59%	78.65%	78.58%	2.68%	2.70%
ADR	$236.73	$-	$236.73	$227.45	$(128.18)	$237.38	4.08%	(0.27%)

NOTES:

(1)           The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)           All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. The financial statements for the Bardessono Hotel and Spa as of and for the six months ended June 30, 2015, were reviewed by independent auditors and were included in our Current Report on Form 8-K/A filed on February 3, 2016. The financial statements for the Ritz-Carlton St. Thomas as of and for the nine months ended September 30, 2015, were reviewed  by our auditors and were included in our Current Report on Form 8-K/A filed on February 26, 2016. Adjustments have been made to the pre-acquisition results as indicated below:

(a)            Management fee expense was adjusted to reflect current contractual rates.

(3)           See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY

(in thousands, except operating information)

(unaudited)

THE FOLLOWING TABLE PRESENTS SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY:

	Year Ended December 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance

CAPITAL HILTON WASHINGTON DC
Selected Financial Information:
Rooms Revenue	$41,137	$-	$41,137	$38,045	$-	$38,045	8.13%	8.13%
Total Hotel Revenue	$58,612	$-	$58,612	$54,423	$-	$54,423	7.70%	7.70%
Hotel EBITDA	$17,422	$-	$17,422	$15,297	$-	$15,297	13.89%	13.89%
Hotel EBITDA Margin	29.72%	-	29.72%	28.11%	-	28.11%	1.62%	1.62%
Selected Operating Information:
RevPAR	$204.36	$-	$204.36	$189.88	$-	$189.88	7.62%	7.62%
Occupancy	88.59%	0.00%	88.59%	85.43%	0.00%	85.43%	3.69%	3.69%
ADR	$230.69	$-	$230.69	$222.26	$-	$222.26	3.79%	3.79%

LA JOLLA HILTON TORREY PINES
Selected Financial Information:
Rooms Revenue	$23,564	$-	$23,564	$23,463	$-	$23,463	0.43%	0.43%
Total Hotel Revenue	$42,058	$-	$42,058	$40,541	$-	$40,541	3.74%	3.74%
Hotel EBITDA	$12,922	$-	$12,922	$12,520	$-	$12,520	3.21%	3.21%
Hotel EBITDA Margin	30.72%	-	30.72%	30.88%	-	30.88%	(0.16%)	(0.16%)
Selected Operating Information:
RevPAR	$163.41	$-	$163.41	$163.15	$-	$163.15	0.16%	0.16%
Occupancy	83.83%	0.00%	83.83%	85.35%	0.00%	85.35%	(1.78%)	(1.78%)
ADR	$194.93	$-	$194.93	$191.16	$-	$191.16	1.97%	1.97%

CHICAGO SOFITEL MAGNIFICENT MILE
Selected Financial Information:
Rooms Revenue	$27,026	$-	$27,026	$26,980	$-	$26,980	0.17%	0.17%
Total Hotel Revenue	$36,879	$-	$36,879	$37,322	$-	$37,322	(1.19%)	(1.19%)
Hotel EBITDA	$8,400	$-	$8,400	$8,360	$-	$8,360	0.48%	0.48%
Hotel EBITDA Margin	22.78%	-	22.78%	22.40%	-	22.40%	0.38%	0.38%
Selected Operating Information:
RevPAR	$177.93	$-	$177.93	$178.11	$-	$178.11	(0.10%)	(0.10%)
Occupancy	82.42%	0.00%	82.42%	80.03%	0.00%	80.03%	2.98%	2.98%
ADR	$215.89	$-	$215.89	$222.55	$-	$222.55	(2.99%)	(2.99%)

BARDESSONO HOTEL AND SPA
Selected Financial Information:
Rooms Revenue	$14,047	$-	$14,047	$6,855	$5,914	$12,769	104.92%	10.01%
Total Hotel Revenue	$18,934	$-	$18,934	$9,684	$8,806	$18,490	95.52%	2.40%
Hotel EBITDA	$5,029	$-	$5,029	$2,900	$1,054	$3,954	73.41%	27.19%
Hotel EBITDA Margin	26.56%	-	26.56%	29.95%	11.97%	21.38%	(3.39%)	5.18%
Selected Operating Information:
RevPAR	$619.02	$-	$619.02	$628.17	$504.69	$564.23	(1.46%)	9.71%
Occupancy	84.37%	0.00%	84.37%	79.69%	77.82%	78.72%	5.87%	7.18%
ADR	$733.66	$-	$733.66	$788.25	$648.53	$716.73	(6.92%)	2.36%

KEY WEST PIER HOUSE RESORT
Selected Financial Information:
Rooms Revenue	$18,766	$-	$18,766	$18,549	$-	$18,549	1.17%	1.17%
Total Hotel Revenue	$23,435	$-	$23,435	$23,192	$-	$23,192	1.05%	1.05%
Hotel EBITDA	$10,229	$-	$10,229	$9,730	$-	$9,730	5.13%	5.13%
Hotel EBITDA Margin	43.65%	-	43.65%	41.95%	-	41.95%	1.69%	1.69%
Selected Operating Information:
RevPAR	$361.08	$-	$361.08	$357.88	$-	$357.88	0.89%	0.89%
Occupancy	87.90%	0.00%	87.90%	90.15%	0.00%	90.15%	(2.50%)	(2.50%)
ADR	$410.79	$-	$410.79	$396.99	$-	$396.99	3.48%	3.48%

PHILADELPHIA COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$27,260	$-	$27,260	$26,461	$-	$26,461	3.02%	3.02%
Total Hotel Revenue	$32,643	$-	$32,643	$32,044	$-	$32,044	1.87%	1.87%
Hotel EBITDA	$12,557	$-	$12,557	$12,525	$-	$12,525	0.26%	0.26%
Hotel EBITDA Margin	38.47%	-	38.47%	39.09%	-	39.09%	(0.62%)	(0.62%)
Selected Operating Information:
RevPAR	$149.26	$-	$149.26	$145.28	$-	$145.28	2.74%	2.74%
Occupancy	81.80%	0.00%	81.80%	82.62%	0.00%	82.62%	(0.98%)	(0.98%)
ADR	$182.46	$-	$182.46	$175.85	$-	$175.85	3.76%	3.76%

PLANO MARRIOTT LEGACY TOWN CENTER
Selected Financial Information:
Rooms Revenue	$19,899	$-	$19,899	$20,263	$-	$20,263	(1.80%)	(1.80%)
Total Hotel Revenue	$32,001	$-	$32,001	$32,033	$-	$32,033	(0.10%)	(0.10%)
Hotel EBITDA	$11,021	$-	$11,021	$11,088	$-	$11,088	(0.60%)	(0.60%)
Hotel EBITDA Margin	34.44%	-	34.44%	34.61%	-	34.61%	(0.17%)	(0.17%)
Selected Operating Information:
RevPAR	$134.58	$-	$134.58	$137.41	$-	$137.41	(2.06%)	(2.06%)
Occupancy	70.57%	0.00%	70.57%	71.03%	0.00%	71.03%	(0.65%)	(0.65%)
ADR	$190.70	$-	$190.70	$193.45	$-	$193.45	(1.43%)	(1.43%)

	Year Ended December 31,
	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Comparable
	2016	2016	2016	2015	2015	2015	% Variance	% Variance

SAN FRANCISCO COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$36,249	$-	$36,249	$35,988	$-	$35,988	0.73%	0.73%
Total Hotel Revenue	$41,365	$-	$41,365	$41,938	$-	$41,938	(1.37%)	(1.37%)
Hotel EBITDA	$12,790	$-	$12,790	$13,695	$-	$13,695	(6.61%)	(6.61%)
Hotel EBITDA Margin	30.92%	-	30.92%	32.66%	-	32.66%	(1.74%)	(1.74%)
Selected Operating Information:
RevPAR	$244.54	$-	$244.54	$243.45	$-	$243.45	0.45%	0.45%
Occupancy	89.55%	0.00%	89.55%	91.10%	0.00%	91.10%	(1.70%)	(1.70%)
ADR	$273.07	$-	$273.07	$267.24	$-	$267.24	2.18%	2.18%

SEATTLE COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$6,969	$(6,969)	$-	$14,153	$(14,153)	$-	(50.76%)	0.00%
Total Hotel Revenue	$7,995	$(7,995)	$-	$16,259	$(16,259)	$-	(50.83%)	0.00%
Hotel EBITDA	$3,164	$(3,164)	$-	$6,403	$(6,403)	$-	(50.59%)	0.00%
Hotel EBITDA Margin	39.57%	(39.57%)	0.00%	39.38%	(39.38%)	0.00%	0.19%	0.00%
Selected Operating Information:
RevPAR	$153.16	$(153.16)	$-	$155.10	$(155.10)	$-	(1.25%)	0.00%
Occupancy	83.73%	(83.73%)	0.00%	79.39%	(79.39%)	0.00%	5.47%	0.00%
ADR	$182.92	$(182.92)	$-	$195.37	$(195.37)	$-	(6.37%)	0.00%

SEATTLE MARRIOTT WATERFRONT
Selected Financial Information:
Rooms Revenue	$28,748	$-	$28,748	$27,419	$-	$27,419	4.85%	4.85%
Total Hotel Revenue	$37,648	$-	$37,648	$36,144	$-	$36,144	4.16%	4.16%
Hotel EBITDA	$15,115	$-	$15,115	$14,662	$-	$14,662	3.09%	3.09%
Hotel EBITDA Margin	40.15%	-	40.15%	40.57%	-	40.57%	(0.42%)	(0.42%)
Selected Operating Information:
RevPAR	$219.40	$-	$219.40	$209.84	$-	$209.84	4.56%	4.56%
Occupancy	83.07%	0.00%	83.07%	82.22%	0.00%	82.22%	1.03%	1.03%
ADR	$264.10	$-	$264.10	$255.20	$-	$255.20	3.49%	3.49%

ST. THOMAS RITZ-CARLTON
Selected Financial Information:
Rooms Revenue	$27,795	$-	$27,795	$2,642	$26,240	$28,882	952.04%	(3.76%)
Total Hotel Revenue	$50,278	$-	$50,278	$3,884	$48,379	$52,263	1194.49%	(3.80%)
Hotel EBITDA	$8,813	$-	$8,813	$1,489	$7,667	$9,156	491.87%	(3.75%)
Hotel EBITDA Margin	17.53%	-	17.53%	38.34%	15.85%	17.52%	(20.81%)	0.01%
Selected Operating Information:
RevPAR	$421.90	$-	$421.90	$863.30	$418.91	$439.61	(51.13%)	(4.03%)
Occupancy	78.46%	0.00%	78.46%	73.17%	80.01%	79.69%	7.23%	(1.55%)
ADR	$537.75	$-	$537.75	$1,179.85	$523.57	$551.63	(54.42%)	(2.52%)

TAMPA RENAISSANCE
Selected Financial Information:
Rooms Revenue	$16,384	$-	$16,384	$14,625	$-	$14,625	12.03%	12.03%
Total Hotel Revenue	$23,881	$-	$23,881	$21,934	$-	$21,934	8.88%	8.88%
Hotel EBITDA	$6,777	$-	$6,777	$5,800	$-	$5,800	16.84%	16.84%
Hotel EBITDA Margin	28.38%	-	28.38%	26.44%	-	26.44%	1.94%	1.94%
Selected Operating Information:
RevPAR	$152.79	$-	$152.79	$136.75	$-	$136.75	11.73%	11.73%
Occupancy	81.22%	0.00%	81.22%	77.96%	0.00%	77.96%	4.17%	4.17%
ADR	$188.12	$-	$188.12	$175.40	$-	$175.40	7.25%	7.25%

PRIME PROPERTIES TOTAL
Selected Financial Information:
Rooms Revenue	$287,844	$(6,969)	$280,875	$255,443	$18,001	$273,444	12.68%	2.72%
Total Hotel Revenue	$405,729	$(7,995)	$397,734	$349,398	$40,926	$390,324	16.12%	1.90%
Hotel EBITDA	$124,239	$(3,164)	$121,075	$114,469	$2,318	$116,787	8.54%	3.67%
Hotel EBITDA Margin	30.62%	39.57%	30.44%	32.76%	5.66%	29.92%	(2.14%)	0.52%
Selected Operating Information:
RevPAR	$205.54	$(153.16)	$207.30	$186.76	$(1,065.69)	$202.43	10.05%	2.41%
Occupancy	82.94%	(83.73%)	82.91%	82.32%	78.18%	82.37%	0.74%	0.65%
ADR	$247.83	$(182.92)	$250.03	$226.87	$(1,363.14)	$245.74	9.24%	1.75%

NOTES:

(1)           The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)           All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. The financial statements for the Bardessono Hotel and Spa as of and for the six months ended June 30, 2015, were reviewed by independent auditors and were included in our Current Report on Form 8-K/A filed on February 3, 2016. The financial statements for the Ritz-Carlton St. Thomas as of and for the nine months ended September 30, 2015, were reviewed  by our auditors and were included in our Current Report on Form 8-K/A filed on February 26, 2016. Adjustments have been made to the pre-acquisition results as indicated below:

(a)            Management fee expense was adjusted to reflect current contractual rates.

(3)           See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

	Actual	Non- comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable	Actual	Non-comparable adjustments	Comparable	Actual	Non- comparable adjustments	Comparable
	2016	2016	2016	2016	2016	2016	2016	2016	2016	2016	2016	2016
	4th Quarter	4th Quarter	4th Quarter	3rd Quarter	3rd Quarter	3rd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	1st Quarter	1st Quarter	1st Quarter

Total Hotel Revenue	$93,952	$-	$93,952	$99,618	$-	$99,618	$112,395	$(4,808)	$107,587	$99,764	$(3,187)	$96,577
Hotel EBITDA	$26,326	$-	$26,326	$29,971	$4	$29,975	$38,485	$(1,940)	$36,545	$29,457	$(1,228)	$28,229
Hotel EBITDA Margin	28.02%	-	28.02%	30.09%	-	30.09%	34.24%	40.35%	33.97%	29.53%	38.53%	29.23%

EBITDA % of Total TTM	21.2%	0.0%	21.7%	24.1%	(0.1%)	24.8%	31.0%	61.3%	30.2%	23.7%	38.8%	23.3%

JV Interests in EBITDA	$1,722	$-	$1,722	$1,688	$-	$1,688	$2,416	$-	$2,416	$1,760	$-	$1,760

	Actual	Non- comparable adjustments	Comparable
	2016	2016	2016
	TTM	TTM	TTM

Total Hotel Revenue	$405,729	$(7,995)	$397,734
Hotel EBITDA	$124,239	$(3,164)	$121,075
Hotel EBITDA Margin	30.62%	39.57%	30.44%

EBITDA % of Total TTM	100.0%	100.0%	100.0%

JV Interests in EBITDA	$7,586	$-	$7,586

NOTES:

(1)          The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)          All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. The financial statements for the Bardessono Hotel and Spa as of and for the six months ended June 30, 2015, were reviewed by independent auditors and were included in our Current Report on Form 8-K/A filed on February 3, 2016. The financial statements for the Ritz-Carlton St. Thomas as of and for the nine months ended September 30, 2015, were reviewed  by our auditors and were included in our Current Report on Form 8-K/A filed on February 26, 2016. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates.

(3)          See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

DECEMBER 31, 2016

(in thousands, except share price)

(unaudited)

December 31,
2016
End of quarter common shares outstanding	26,022
Partnership units outstanding (common stock equivalents)	4,944
Combined common shares and partnership units outstanding	30,965
Common stock price at quarter end	$13.65
Market capitalization at quarter end	$422,678
Series B convertible preferred stock	$72,271
Debt on balance sheet date	$766,964
Joint venture partner’s share of consolidated debt	$(48,191)
Net working capital (see below)	$(142,836)
Total enterprise value (TEV)	$1,070,886

Ashford Inc. Investment:
Common stock owned at end of quarter	195
Common stock price at quarter end	$43.14
Market value of Ashford Inc. investment	$8,407

Cash and cash equivalents	$122,656
Restricted cash	$35,964
Accounts receivable, net	$17,029
Prepaid expenses	$3,502
Due from affiliates, net	$(4,431)
Due from third-party hotel managers, net	$6,802
Market value of Ashford Inc. investment	$8,407
Total current assets	$189,929

Accounts payable, net & accrued expenses	$42,055
Dividends payable	$5,038
Total current liabilities	$47,093

Net working capital*	$142,836

* Includes the Company’s pro rata share of net working capital in joint ventures.

Ashford Hospitality Prime, Inc.

Anticipated Capital Expenditures Calendar (a)

		2016				2017
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
		Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated
Courtyard San Francisco	405			x		x	x	x	x
Courtyard Philadelphia Downtown	499				x	x
Hilton Capital	547								x
Chicago Sofitel Magnificent Mile	415								x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2016-2017 are included in these tables.

Exhibit 1

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO HOTEL EBITDA

(in thousands)

(unaudited)

	2016	2016	2016	2016	December 31, 2016
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	TTM

Net income	$12,615	$42,999	$25,004	$15,585	$96,203
(Income) loss from consolidated entities attributable to noncontrolling interests	(971)	(965)	(1,700)	(1,120)	(4,756)
Net income attributable to the Company	11,644	42,034	23,304	14,465	91,447
Non-property adjustments	1	(26,358)	9	32	(26,316)
Interest income	(10)	(9)	(8)	(8)	(35)
Interest expense	1,672	1,655	1,623	1,607	6,557
Amortization of loan costs	135	133	130	256	654
Depreciation and amortization	11,555	11,175	11,263	11,904	45,897
Income tax expense (benefit)	(21)	53	(92)	(30)	(90)
Non-Hotel EBITDA ownership expense	379	323	556	111	1,369
Income from consolidated entities attributable to noncontrolling interests	971	965	1,700	1,120	4,756
Hotel EBITDA including amounts attributable to noncontrolling interest	26,326	29,971	38,485	29,457	124,239

Non-comparable adjustments	-	4	(1,940)	(1,228)	(3,164)

Comparable Hotel EBITDA	$26,326	$29,975	$36,545	$28,229	$121,075

NOTES:

(1)         The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.  Non-comparable adjustments include pre-acquisition results from hotels acquired during the period offset by results from hotels sold during the period.

(2)         All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates

Exhibit 1

	ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA (in thousands) (unaudited)
	Three months Ended December 31, 2016
	Capital Hilton Washington DC	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Seattle Courtyard Downtown	Seattle Marriott Waterfront	St. Thomas Ritz- Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Ashford Hospitality Prime, Inc.

Net income (loss)	$2,448	$1,204	$586	$663	$1,781	$818	$1,533	$1,160	$-	$2,078	$(353)	$697	$12,615	$(11,770)	$845
Income from consolidated entities attributable to noncontrolling interests	(645)	(326)	-	-	-	-	-	-	-	-	-	-	(971)	435	(536)
Net loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	95	95
Net income (loss) attributable to the Company	1,803	878	586	663	1,781	818	1,533	1,160	-	2,078	(353)	697	11,644	(11,240)	404
Non-property adjustments	-	-	-	-	-	-	-	-	-	-	1	-	1	(1)	-
Interest Income	-	-	-	-	-	(1)	(1)	(4)	-	(3)	(1)	-	(10)	(25)	(35)
Interest expense	-	-	586	-	-	496	-	-	-	-	590	-	1,672	7,380	9,052
Amortization of loan cost	-	-	-	-	-	8	-	-	-	-	127	-	135	628	763
Depreciation and amortization	1,582	1,512	951	610	687	1,470	1,174	825	-	964	831	949	11,555	-	11,555
Income tax expense (benefit)	29	(32)	-	-	-	(2)	-	-	-	-	(16)	-	(21)	573	552
Non-Hotel EBITDA ownership expense	37	106	64	158	1	5	(8)	6	-	9	10	(9)	379	(379)	-
(Income) loss from consolidated entities attributable to noncontrolling interests	645	326	-	-	-	-	-	-	-	-	-	-	971	(971)	-
Hotel EBITDA including amounts attributable to noncontrolling interest	4,096	2,790	2,187	1,431	2,469	2,794	2,698	1,987	-	3,048	1,189	1,637	26,326	(4,035)	22,291
Less: EBITDA adjustments attributable to non-controlling interest	(379)	(372)	-	-	-	-	-	-	-	-	-	-	(751)	(388)	(1,139)
(Income) loss from consolidated entities attributable to noncontrolling interests	(645)	(326)	-	-	-	-	-	-	-	-	-	-	(971)	971	-
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	(95)	(95)
Hotel EBITDA attributable to the Company and OP unitholders	$3,072	$2,092	$2,187	$1,431	$2,469	$2,794	$2,698	$1,987	$-	$3,048	$1,189	$1,637	$24,604	$(3,547)	$21,057

Non-comparable adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-
Comparable Hotel EBITDA	$4,096	$2,790	$2,187	$1,431	$2,469	$2,794	$2,698	$1,987	$-	$3,048	$1,189	$1,637	$26,326

ALL HOTELS NOT UNDER RENOVATION:

Hotel EBITDA including amounts attributable to noncontrolling interest	$4,096	$2,790	$2,187	$1,431	$2,469	$-	$2,698	$1,987	$-	$3,048	$1,189	$1,637	$23,532
Non-comparable adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-
Comparable Hotel EBITDA	$4,096	$2,790	$2,187	$1,431	$2,469	$-	$2,698	$1,987	$-	$3,048	$1,189	$1,637	$23,532

NOTES:

(1)             The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.

(2)             All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates

(3)             Excluded Hotels Under Renovation:

Courtyard Philadelphia

Exhibit 1

	ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA (in thousands) (unaudited)
	Three months Ended December 31, 2015
	Capital Hilton Washington DC	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Seattle Courtyard Downtown	Seattle Marriott Waterfront	St. Thomas Ritz- Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Ashford Hospitality Prime, Inc.

Net income (loss)	$1,311	$1,001	$(223)	$461	$1,757	$1,286	$1,486	$2,435	$779	$1,797	$1,032	$564	$13,686	$(19,794)	$(6,108)
Income from consolidated entities attributable to noncontrolling interests	(358)	(274)	-	-	-	-	-	-	-	-	-	-	(632)	(714)	(1,346)
Net loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	1,064	1,064
Net income (loss) attributable to the Company	953	727	(223)	461	1,757	1,286	1,486	2,435	779	1,797	1,032	564	13,054	(19,444)	(6,390)
Non-property adjustments	(21)	(1)	-	-	-	-	-	-	(1)	-	5	-	(18)	18	-
Interest Income	-	(1)	-	-	-	(1)	-	(3)	-	(2)	(1)	-	(8)	(5)	(13)
Interest expense	-	-	516	-	-	505	-	-	-	-	104	-	1,125	7,904	9,029
Amortization of loan cost	-	-	177	-	-	8	-	-	-	-	10	-	195	545	740
Depreciation and amortization	1,562	1,499	1,584	578	662	1,448	1,035	578	533	976	114	871	11,440	-	11,440
Income tax expense (benefit)	69	(196)	-	-	-	4	-	-	-	-	37	-	(86)	(22)	(108)
Non-Hotel EBITDA ownership expense	112	18	39	211	(34)	4	47	4	(22)	154	188	(13)	708	(708)	-
(Income) loss from consolidated entities attributable to noncontrolling interests	358	275	-	-	-	-	-	-	-	-	-	-	633	(633)	-
Hotel EBITDA including amounts attributable to noncontrolling interest	3,033	2,321	2,093	1,250	2,385	3,254	2,568	3,014	1,289	2,925	1,489	1,422	27,043	(12,345)	14,698
Less: EBITDA adjustments attributable to non-controlling interest	(400)	(307)	-	-	-	-	-	-	-	-	-	-	(707)	(388)	(1,095)
(Income) loss from consolidated entities attributable to noncontrolling interests	(358)	(274)	-	-	-	-	-	-	-	-	-	-	(632)	632	-
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,064)	(1,064)

Hotel EBITDA attributable to the Company and OP unitholders	$2,275	$1,740	$2,093	$1,250	$2,385	$3,254	$2,568	$3,014	$1,289	$2,925	$1,489	$1,422	$25,704	$(13,165)	$12,539

Non-comparable adjustments	-	-	-	-	-	-	-	-	(1,289)	-	(1)	-	(1,290)
Comparable Hotel EBITDA	$3,033	$2,321	$2,093	$1,250	$2,385	$3,254	$2,568	$3,014	$-	$2,925	$1,488	$1,422	$25,753

ALL HOTELS NOT UNDER RENOVATION:

Hotel EBITDA including amounts attributable to noncontrolling interest	$3,033	$2,321	$2,093	$1,250	$2,385	$-	$2,568	$3,014	$1,289	$2,925	$1,489	$1,422	$23,789
Non-comparable adjustments	-	-	-	-	-	-	-	-	(1,289)	-	(1)	-	(1,290)
Comparable Hotel EBITDA	$3,033	$2,321	$2,093	$1,250	$2,385	$-	$2,568	$3,014	$-	$2,925	$1,488	$1,422	$22,499

NOTES:

(1)        The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016 were owned as of the beginning of each of the periods presented.

(2)        All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates

(3)        Excluded Hotels Under Renovation: Courtyard Philadelphia

Exhibit 1

	ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA (in thousands) (unaudited)
	Year Ended December 31, 2016
	Capital Hilton Washington DC	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Seattle Courtyard Downtown	Seattle Marriott Waterfront	St. Thomas Ritz- Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Ashford Hospitality Prime, Inc.

Net income (loss)	$11,234	$6,883	$1,766	$1,942	$7,511	$4,434	$6,649	$10,091	$28,725	$11,288	$2,661	$3,019	$96,203	$(71,883)	$24,320
Income from consolidated entities attributable to noncontrolling interests	(2,940)	(1,816)	-	-	-	-	-	-	-	-	-	-	(4,756)	1,651	(3,105)

Net loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,899)	(1,899)
Net income (loss) attributable to the Company	8,294	5,067	1,766	1,942	7,511	4,434	6,649	10,091	28,725	11,288	2,661	3,019	91,447	(72,131)	19,316
Non-property adjustments	-	-	-	-	-	-	-	-	(26,359)	-	43	-	(26,316)	26,316	-
Interest Income	(1)	(1)	-	-	-	(3)	(2)	(15)	-	(10)	(3)	-	(35)	(132)	(167)
Interest expense	-	-	2,261	-	-	1,977	-	-	-	-	2,319	-	6,557	31,155	37,712
Amortization of loan cost	-	-	119	-	-	31	-	-	-	-	504	-	654	2,515	3,169
Depreciation and amortization	6,269	6,008	4,152	2,398	2,703	5,853	4,324	2,676	834	3,803	3,147	3,730	45,897	-	45,897
Income tax expense (benefit)	29	(121)	-	-	-	18	-	-	-	-	(16)	-	(90)	1,664	1,574
Non-Hotel EBITDA ownership expense	(109)	153	102	689	15	247	50	38	(36)	34	158	28	1,369	(1,369)	-
(Income) loss from consolidated entities attributable to noncontrolling interests	2,940	1,816	-	-	-	-	-	-	-	-	-	-	4,756	(4,756)	-
Hotel EBITDA including amounts attributable to noncontrolling interest	17,422	12,922	8,400	5,029	10,229	12,557	11,021	12,790	3,164	15,115	8,813	6,777	124,239	(16,738)	107,501
Less: EBITDA adjustments attributable to non-controlling interest	(1,415)	(1,415)	-	-	-	-	-	-	-	-	-	-	(2,830)	(1,662)	(4,492)
(Income) loss from consolidated entities attributable to noncontrolling interests	(2,940)	(1,816)	-	-	-	-	-	-	-	-	-	-	(4,756)	4,756	-
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	1,899	1,899

Hotel EBITDA attributable to the Company and OP unitholders	$13,067	$9,691	$8,400	$5,029	$10,229	$12,557	$11,021	$12,790	$3,164	$15,115	$8,813	$6,777	$116,653	$(11,745)	$104,908

Non-comparable adjustments	-	-	-	-	-	-	-	-	(3,164)	-	-	-	(3,164)
Comparable Hotel EBITDA	$17,422	$12,922	$8,400	$5,029	$10,229	$12,557	$11,021	$12,790	$-	$15,115	$8,813	$6,777	$121,075

ALL HOTELS NOT UNDER RENOVATION:

Hotel EBITDA including amounts attributable to noncontrolling interest	$17,422	$12,922	$8,400	$5,029	$10,229	$-	$11,021	$12,790	$3,164	$15,115	$8,813	$6,777	$111,682
Non-comparable adjustments	-	-	-	-	-	-	-	-	(3,164)	-	-	-	(3,164)
Comparable Hotel EBITDA	$17,422	$12,922	$8,400	$5,029	$10,229	$-	$11,021	$12,790	$-	$15,115	$8,813	$6,777	$108,518

	ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES HOTEL EBITDA BY LOAN POOL (in thousands) (unaudited)
GACC Sofitel - 1 hotel	$-	$-	$8,400	$-	$-	$-	$-	$-	$-	$-	$-	$-	$8,400
Credit Agricole Pier House - 1 hotel	-	-	-	-	10,229	-	-	-	-	-	-	-	10,229
Wachovia Philly CY - 1 hotel	-	-	-	-	-	12,557	-	-	-	-	-	-	12,557
Wachovia 3 - 1 hotel	-	-	-	-	-	-	-	12,790	-	-	-	-	12,790
Wachovia 7 - 3 hotels	-	-	-	-	-	-	11,021	-	-	15,115	-	6,777	32,913
Column Financial - 1 hotel	-	-	-	5,029	-	-	-	-	-	-	-	-	5,029
Apollo - 1 hotel	-	-	-	-	-	-	-	-	-	-	8,813	-	8,813
Aareal - 2 hotels	17,422	12,922	-	-	-	-	-	-	-	-	-	-	30,344
Total	$17,422	$12,922	$8,400	$5,029	$10,229	$12,557	$11,021	$12,790	$-	$15,115	$8,813	$6,777	$121,075

NOTES:

(1)   The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016, were owned as of the beginning of each of the periods presented.

(2)  All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates

(3)   Excluded Hotels Under Renovation:

Courtyard Philadelphia

Exhibit 1

	ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA (in thousands) (unaudited)
	Year Ended December 31, 2015
	Capital Hilton Washington DC	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Seattle Courtyard Downtown	Seattle Marriott Waterfront	St. Thomas Ritz- Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Ashford Hospitality Prime, Inc.

Net income (loss)	$8,222	$6,684	$(714)	$1,358	$7,124	$4,691	$6,854	$11,415	$4,453	$10,441	$1,032	$2,820	$64,380	$(69,071)	$(4,691)
Income from consolidated entities attributable to noncontrolling interests	(2,173)	(1,766)	-	-	-	-	-	-	-	-	-	-	(3,939)	1,525	(2,414)
Net loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	393	393
Net income (loss) attributable to the Company	6,049	4,918	(714)	1,358	7,124	4,691	6,854	11,415	4,453	10,441	1,032	2,820	60,441	(67,153)	(6,712)
Non-property adjustments	(19)	(1)	(1)	1	-	-	-	1	(1)	(2)	4	1	(17)	17	-
Interest Income	(1)	(2)	-	-	-	(2)	(1)	(13)	-	(7)	-	(2)	(28)	(6)	(34)
Interest expense	-	-	2,022	-	-	2,013	-	-	-	-	104	-	4,139	31,115	35,254
Amortization of loan cost	-	-	698	-	-	32	-	-	-	-	10	-	740	1,835	2,575
Depreciation and amortization	6,524	5,819	6,296	1,177	2,629	5,761	4,109	2,278	2,091	4,004	114	3,022	43,824	-	43,824
Income tax expense (benefit)	69	(25)	-	-	-	16	-	-	-	-	37	-	97	166	263
Non-Hotel EBITDA ownership expense	502	45	59	364	(23)	14	126	14	(140)	226	188	(41)	1,334	(1,334)	-
(Income) loss from consolidated entities attributable to noncontrolling interests	2,173	1,766	-	-	-	-	-	-	-	-	-	-	3,939	(3,939)	-
Hotel EBITDA including amounts attributable to noncontrolling interest	15,297	12,520	8,360	2,900	9,730	12,525	11,088	13,695	6,403	14,662	1,489	5,800	114,469	(39,299)	75,170
Less: EBITDA adjustments attributable to non-controlling interest	(1,650)	(1,365)	-	-	-	-	-	-	-	-	-	-	(3,015)	(1,379)	(4,394)
(Income) loss from consolidated entities attributable to noncontrolling interests	(2,173)	(1,766)	-	-	-	-	-	-	-	-	-	-	(3,939)	3,939	-
Net income (loss) attributable to redeemable noncontrolling interest in operating partnership	-	-	-	-	-	-	-	-	-	-	-	-	-	(393)	(393)

Hotel EBITDA attributable to the Company and OP unitholders	$11,474	$9,389	$8,360	$2,900	$9,730	$12,525	$11,088	$13,695	$6,403	$14,662	$1,489	$5,800	$107,515	$(37,132)	$70,383

Non-comparable adjustments	-	-	-	1,054	-	-	-	-	(6,403)	-	7,667	-	2,318
Comparable Hotel EBITDA	$15,297	$12,520	$8,360	$3,954	$9,730	$12,525	$11,088	$13,695	$-	$14,662	$9,156	$5,800	$116,787

ALL HOTELS NOT UNDER RENOVATION:

Hotel EBITDA including amounts attributable to noncontrolling interest	$15,297	$12,520	$8,360	$2,900	$9,730	$-	$11,088	$13,695	$6,403	$14,662	$1,489	$5,800	$101,944
Non-comparable adjustments	-	-	-	1,054	-	-	-	-	(6,403)	-	7,667	-	2,318
Comparable Hotel EBITDA	$15,297	$12,520	$8,360	$3,954	$9,730	$-	$11,088	$13,695	$-	$14,662	$9,156	$5,800	$104,262

NOTES:

(1)        The above comparable information assumes the eleven hotel properties owned and included in the Company’s operations at December 31, 2016 were owned as of the beginning of each of the periods presented.

(2)        All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition. Adjustments have been made to the pre-acquisition results as indicated below:

(a) Management fee expense was adjusted to reflect current contractual rates

(3)        Excluded Hotels Under Renovation: Courtyard Philadelphia